                                                                    EXHIBIT 10.4

                              US-SINO GATEWAY, INC.
                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of February 14, 2003 by and between US-Sino Gateway, Inc., a California corporation (the "Company"), located at 1215 West Imperial Highway, Suite 222, Brea, California 92821 and Solana Venture Group (the "Purchaser") located at 990 Highland Drive, Suite 110, Solana Beach, California 92075.

         1. ISSUANCE AND SALE OF SERIES A PREFERRED STOCK. Subject to the terms of this Agreement, the Company will issue and sell to the Purchaser, and the Purchaser will buy from the Company, a total of 2,000,000 shares of the Company's Series A Preferred Stock (the "Shares"). The purchase price for the Shares shall be $0.90 per share for a total purchase price of $1,800,000 (the "Purchase Price"). The Purchaser shall purchase the Shares in increments consisting of 111,112 shares on the last day of each month until all of the Shares are purchased; PROVIDED, HOWEVER, that within 45 business days from the date that the Company's Common Stock is listed for trading on the over-the-counter bulletin board, the Purchaser shall purchase any Shares remaining to be purchased by transferring to the Company the entire unpaid portion of the Purchase Price. At the option of the Purchaser, the Shares may be converted into the Company's Common Stock as described in Section 3 below. The Shares shall have the respective rights, restrictions, privileges and preferences as set forth in the form of the Certificate of Determination of the Rights, Preferences, Privileges and Restrictions of the Series A Preferred Stock of US-Sino Gateway, Inc., a California corporation, attached hereto as Exhibit A.

         2. ACKNOWLEDGMENT OF MONEY PAID. The Company acknowledges that the Purchaser has, as of the date of this Agreement, transferred $100,000 of the Purchase Price to the Company, as set forth on the schedule attached to this Agreement as Exhibit B. Upon receipt of this Agreement executed by the Purchaser, the Company will issue a certificate representing 112,111 shares of Series A Preferred Stock, in accordance with paragraph 4 below.

         3. OPTIONAL CONVERSION. Each share of Series A Preferred Stock may be converted into fully paid and non-assessable shares of Common Stock at the option of the Purchaser. The total number of shares of Common Stock into which Series A Preferred Stock may be converted will be determined by dividing the original purchase price of $0.90 per share by the conversion price of $0.90 (the "Conversion Price").

         4. CLOSING, DELIVERY. The closing (the "Closing") of each purchase and sale of the Shares shall be on the last day of each calendar month (respectively, the "Closing Dates"), or at such other time as the Company and the Purchaser shall agree. Upon the Closing of every sale of the Shares to the Purchaser, the Purchaser shall deliver to the Company either cash, a check, a wire transfer, or combination thereof, payable to the Company for the appropriate aggregate purchase price of the Shares. Upon receipt of Purchaser's payment on each respective Closing Date, the Company will prepare a stock certificate representing the Shares purchased by the Purchaser and promptly transmit such stock certificate to the Purchaser at the address first written above.

         5. THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Purchaser as follows:

                  5.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its businesses as now conducted and as proposed to be conducted. The Company is qualified or licensed to do business as a foreign corporation in all jurisdictions where such qualification or licensing is required, except where the failure to so qualify would not have a material adverse effect upon the Company.

                  5.2 CORPORATE POWER. The Company has now, or will have at the date of each of the respective Closing Dates, all requisite corporate power necessary for the authorization, execution and delivery of this Agreement and to sell and issue the Shares, and to carry out and perform all of its obligations hereunder. This Agreement is or will be valid and binding obligations of the Company upon acceptance by the Company enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

                  5.3 AUTHORIZATION. This Agreement, including the issuance of the Shares to be issued hereunder, when executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Company has duly authorized the execution, delivery and performance of this Agreement, including the issuance of the Shares by the Company.

                  5.4 NO CONSENT. No consent, approval or authorization of or designation, declaration or filing with any governmental authority or other outside third party on the part of the Company is required in connection with the valid execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, other than any applicable filings in connection with exemptions for purposes of federal and/or state securities laws.

                  5.5 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of the Company will consist of 50,000,000 shares of Common Stock, and 10,000,000 shares of Preferred Stock, of which 2,000,000 will be designated as Series A Preferred Stock. Prior to the acceptance of this Agreement, there were no shares of Series A Preferred Stock issued and outstanding. The maximum aggregate number of shares of Series A Preferred Stock to be issued and sold by the Company will not exceed 2,000,000 shares. All such issued and outstanding shares of Series A Preferred Stock will be duly authorized and validly issued and, once the Purchase Price is paid, will be fully paid and nonassessable, and will be issued in compliance with all applicable state and federal laws concerning the issuance of securities. In addition, immediately prior to the initial Closing Date, the Company will have reserved an aggregate of 2,000,000 shares of Common Stock for issuance upon conversion of the Shares into Common Stock, at the option of the Purchaser.

                  5.6 COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME, ETC. The Company is not in violation of any term of its Articles of Incorporation or Bylaws, as amended, or any mortgage, indenture, contract, agreement, instrument, judgment, decree or order by which the Company is bound or to which its properties are subject or, to its knowledge any statute, rule or regulation applicable to the Company which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution, delivery and performance of and compliance with this Agreement and the transactions contemplated hereby will not result in any such violation and will not be in conflict with or constitute a default under any of the foregoing and will not result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any of the foregoing.

                  5.7 VALID ISSUANCE. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances created by or imposed upon the Purchaser through action of the Company except as set forth in this Agreement; provided, however, that all such shares may be subject to restrictions on transfer under state and/or federal securities laws. Subject to the accuracy of the Purchaser's representations in Section 6 hereof, the Shares will be issued in compliance with all applicable federal and state securities laws.

         6. REPRESENTATIONS, WARRANTIES OF THE PURCHASER AND RESTRICTIONS ON TRANSFER IMPOSED BY THE SECURITIES ACT OF 1933 AND THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968. The Purchaser represents and warrants to the Company with respect to this purchase as follows:

                  6.1 ACCREDITED INVESTOR. The Purchaser is an "accredited investor" as that term is defined in Securities and Exchange Commission Rule 501 of Regulation D of the Securities Act of 1933, as amended, as presently in effect.

                  6.2 INVESTMENT EXPERIENCE. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that the Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser and its representatives have been solely responsible for the Purchaser's own "due diligence" investigation of the Company and its management and business, for its own analysis of the merits and risks of this investment, and for its own analysis of the fairness and desirability of the terms of the investment.

                  6.3 QUALIFIED INVESTOR. The Purchaser has a preexisting personal or business relationship with an officer of the Company or any of its directors or controlling persons, or by reason of the Purchaser's business or financial experience or the business or financial experience of the Purchaser's professional advisors who are unaffiliated with and who are not compensated by the Company, directly or indirectly could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in the Company and to protect the Purchaser's own interests in connection with such an investment.

                  6.4 ACCESS TO DATA. The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with its management. The Purchaser also has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Purchaser understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects but were not necessarily a thorough or exhaustive description. The Purchaser and its representatives and legal counsel have been afforded full and free access to corporate books, financial statements, records, contracts, documents, and other information concerning the Company and to its offices and facilities, have been afforded an opportunity to ask such questions of the Company's officers, employees, agents, accountants and representatives concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested. The Purchaser's decision to enter into the transactions contemplated hereby is based on its own evaluation of the risks and merits of the purchase and the Company's proposed business activities.

                  6.5 INVESTMENT. The Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Shares to be purchased have not been registered under the Securities Act of 1933, as amended (the "Securities Act") by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein.

                  6.6 RULE 144. The Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three month period not exceeding specified limitations.

                  6.7 NO PUBLIC MARKET. The Purchaser understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for any of the securities issued by the Company.

                  6.8 AUTHORIZATION. This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

                  6.9 NO CONSENT. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Purchaser is required in connection with the valid execution and delivery of this Agreement.

                  6.10 TAX LIABILITY. The Purchaser has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such tax consequences, the Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands and agrees that it (and not the Company) shall be responsible for any of its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

                  6.11 HIGH RISK. The Purchaser realizes that an investment in the Shares involves a high degree of risk. The Purchaser is able to bear the risk of the investment, to hold the Shares for an indefinite period of time and to suffer a complete loss of the Purchaser's investment.

                  6.12 LEGENDS. Each certificate or instrument representing the Shares and shares of Common Stock issuable upon conversion thereof will be endorsed with the following legends:

                          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR UNLESS SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER IS OTHERWISE EXEMPT FROM REGISTRATION. THE COMPANY MAY REQUEST A WRITTEN OPINION OF COUNSEL (FROM COUNSEL ACCEPTABLE TO THE COMPANY) SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH SALE, PLEDGE OR HYPOTHECATION, OR OTHER TRANSFER. THIS CERTIFICATE MUST BE SURRENDERED TO THE CORPORATION OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE."

Any other legends required by California law or other applicable state blue sky laws.

The Company need not register a transfer of any Shares and/or any shares of Common Stock issuable upon conversion thereof, and may also instruct its transfer agent not to register the transfer of such shares, unless the conditions specified in this Agreement are satisfied.

                  6.13 REMOVAL OF LEGEND AND TRANSFER RESTRICTIONS. Any legend endorsed on a certificate pursuant to this Agreement and any stop transfer instructions applicable to such certificate regarding the restrictions set forth in such legend will be removed and the Company will issue a certificate without such legend to the holder thereof if such shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available, if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act, or if the Purchaser provides the Company with an opinion of counsel for the Purchaser which counsel is reasonably satisfactory to legal counsel for the Company, to the effect that a public sale, transfer or assignment of such shares may be made without registration. Any legend endorsed on a certificate pursuant to subsection 6.12(b) and the stop transfer instructions with respect to such shares will be removed upon receipt by the Company of an order of the California Department of Corporations or other appropriate blue sky authority authorizing such removal.

                  6.14 NOTICE OF PROPOSED TRANSFERS. Purchaser agrees that prior to any proposed transfer of any Shares and/or any shares of Common Stock issuable upon conversion thereof, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Purchaser will give written notice to the Company of such intention to effect such transfer. Such notice will describe the manner and circumstances of the proposed transfer in a manner satisfactory to the Company. Unless in the opinion of counsel to the Company the transaction is in compliance with Rule 144 or otherwise exempt from registration, such required notice will be accompanied by either (i) a written opinion of legal counsel addressed to the Company and reasonably satisfactory in form and content to the Company's counsel to the effect that the proposed transfer may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Securities and Exchange Commission (the "Commission") to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto.

         7. MISCELLANEOUS.

                  7.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California without regard to the conflict of laws provisions. The parties hereto agree to submit to the exclusive jurisdiction of the federal and state courts of the State of California with respect to the interpretation of this Agreement or for the purposes of any action arising out of or relating to this Agreement.

                  7.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the Closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by on behalf of the Company pursuant hereto or in connection with any of the transactions contemplated hereby shall be deemed to be representations and warranties of the Company hereunder solely as of the date of such certificate or instrument.

                  7.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto; PROVIDED, HOWEVER, that the rights of the Purchaser to purchase the Shares shall not be assignable without the prior written consent of the Company.

                  7.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement, including any agreements contemplated hereunder, constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that the record holders of a majority of the outstanding Shares issued pursuant to this Agreement (voting on an as-converted basis) may, with the written consent of the Company, waive, modify or amend any provision of this Agreement on behalf of all such holders of the Company's Series A Preferred Stock.

                  7.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to the Purchaser, at such address as set forth on the signature page of this Agreement or at other such address as the Purchaser shall have properly furnished in writing to the Company, attention of the President or (b) if to the Company, at 1215 West Imperial Highway, Suite 222, Brea, California 92821 or at other such address as the Company shall have properly furnished to the Purchasers in writing. Such notices shall be deemed effective upon (i) personal delivery to the party to be notified; (ii) upon the next business day if sent by confirmed telex or facsimile; (iii) one business day after deposit with a nationally recognized overnight carrier, specifying next day delivery; or (iv) five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid.

                  7.6 CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION, IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM SUCH QUALIFICATION BY APPLICABLE PROVISIONS OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION BEING AVAILABLE.

                  7.7 EXPENSES. The Company and the Purchaser shall each bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

                  7.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been adequately represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                  7.9 SEVERABILITY. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as to reasonably affect the intent of the parties hereto. To the extent possible, the parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve the economic, business and other purposes of such void or unenforceable provision as closely as possible.

                  7.10 MARKET STANDOFF. The Purchaser agrees that in connection with the Company's initial public offering of the Company's securities that, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of the Series A Preferred Stock or the Common Stock of the Company into which it is converted without the prior written consent of the Company or such underwriters, as the case may be, for such period of time from the effective date of such registration as may be requested by the underwriters.

                  7.11 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation of this section being untrue.

                  7.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                          PURCHASER:

                          SOLANA VENTURE GROUP, L.P. by its General Partner

                          SOLANA CAPITAL PARTNERS, INC.
                            a California corporation


                   By:
                       ---------------------------------------------------------
                       James Cavataio
                   Address:  900 Highland Drive, Suite 110
                             Solana Beach, California 92075

                         COMPANY:

                         US-SINO GATEWAY, INC.
                         a California corporation



                   By:
                       ---------------------------------------------------------
                       Dr. William Ting, President

                                    EXHIBIT A

                       CERTIFICATE OF DETERMINATION OF THE
                RIGHTS, PREFERENCES, PRIVILEGES, AND RESTRICTIONS
                       OF THE SERIES A PREFERRED STOCK OF
                             US-SINO GATEWAY, INC.,
                            A CALIFORNIA CORPORATION

                          CERTIFICATE OF DETERMINATION
             OF THE RIGHTS, PREFERENCES, PRIVILEGES, AND RESTRICTIONS OF
                         THE SERIES A PREFERRED STOCK
                                       OF
                             US-SINO GATEWAY, INC.,
                            A CALIFORNIA CORPORATION

--------------------------------------------------------------------------------

         WILLIAM B. TING does hereby certify that:

         1. He is the duly elected and acting President and Secretary of US-SINO GATEWAY, INC. (the "Corporation").

         2. Pursuant to the Unanimous Written Consent of the board of directors of the Corporation (the "Board of Directors") executed on November 1, 2002, the Board of Directors duly adopted that certain document titled "Restated Articles of Incorporation" that included the following provision:

                  This corporation is authorized to issue two classes of shares which shall be designated "Preferred Stock" and "Common Stock" respectively. The number of shares of Preferred Stock authorized to be issued is ten million (10,000,000) shares. The number of shares of Common Stock authorized to be issued is fifty million (50,000,000) shares. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of the series.

         3. As of the date of this Certificate of Determination, no shares of the Preferred Stock have been issued.

         4. On January 29, 2003, the Board of Directors adopted the following resolutions, fixing the number of shares constituting the Series A Preferred Stock and determining the rights, preferences, privileges and restrictions relating to the Series A Preferred Stock:

         NOW, THEREFORE, BE IT RESOLVED, the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges, and restrictions relating to, the Series A Preferred Stock as follows:

         (a) The number of shares constituting Series A Preferred Stock shall be two million (2,000,000) shares.

         (b) No dividend shall be paid to holders of the outstanding common stock (the "Common Stock") of the Corporation at an annual rate greater than the annual rate at which dividends are paid to holders of the outstanding Series A Preferred Stock (based on the number of Series A Preferred Stock convertible into Common Stock on the date any such dividend is declared by the Board of Directors). Before any dividends shall be paid to holders of Common Stock of the Corporation, such dividends shall first be paid to the holders of the outstanding Series A Preferred Stock. Nothing in this provision shall require the Board of Directors to declare a dividend, which determination shall stay within the discretion of the Board of Directors, unless otherwise modified by the Bylaws of the Corporation.

         I In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether those assets are capital or surplus of any nature, an amount equal to ninety cents ($0.90) per share of Series A Preferred Stock, and a further amount equal to any dividends accrued and unpaid thereon, as provided in paragraph (b) above, before any payment shall be made or any assets distributed to the holders of outstanding Common Stock of the Corporation.

         If upon any liquidation, dissolution, or winding up, the assets thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to those shareholders of the full preferential amounts, then the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of Series A Preferred Stock.

         A merger or sale of substantially all of the assets of the Corporation shall be deemed a liquidation for purposes of this paragraph I.

         (d) The holders of Series A Preferred Stock shall have conversion rights as follows:

                  (1) OPTIONAL CONVERSION. Each share of Series A Preferred Stock shall be convertible into fully paid and non-assessable shares of Common Stock, at the option of the holder. The total number of shares of Common Stock into which Series A Preferred Stock may be converted will be determined by dividing the original purchase price of ninety cents ($0.90) per share by the Conversion Price. The initial Conversion Price will be ninety cents ($0.90). The Conversion Price shall be subject to adjustment from time to time as set forth in subparagraph 9, below.

                  (2) OTHER CONVERSION. The Series A Preferred Stock shall be converted into Common Stock at the conversion price then in effect upon an affirmative vote by holders of at least two-thirds (2/3) of the shares of Series A Preferred Stock then outstanding.

                  (3) MECHANICS OF OPTIONAL CONVERSION. Before any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Common Stock as provided by paragraph (d)(1), such holder shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock and shall give written notice to the Corporation that such holder elects to convert the same.

                  (4) MECHANICS OF OTHER CONVERSION. In the event of a conversion pursuant to paragraph (d)(2) above, the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to this Corporation or its transfer agent, and provided further that this Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to this Corporation or its transfer agent as provided above, or the holder notifies this Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to this Corporation to indemnify this Corporation from any loss incurred by it in connection with such certificates.

                  (5) EFFECTIVE DATE OF CONVERSION. Any conversion made pursuant to paragraph (d)(1) shall be deemed to have been made immediately prior to close of business on the date of the surrender of the shares to be converted, or in the case of a conversion pursuant to paragraph (d)(2) on the date of the affirmative vote, and the person entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (6) FRACTIONAL SHARES ON CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of any Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled (as determined on a certificate by certificate basis), the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

                  (7) ISSUANCE OF CERTIFICATES. The Corporation shall, as soon as practical after delivery of the converted Series A Preferred Stock certificate(s), or such agreement and indemnification set forth above applicable in the case of a lost, stolen or destroyed certificate, issue and deliver at such office to such holder a certificate for the number of shares of Common Stock to which such holder shall be entitled and a check made payable to the holder in the amount of any cash amounts payable as the result of conversion into fractional shares of Common Stock.

                  (8) ADDITIONAL SHAREHOLDER RIGHTS. From and after the date of conversion pursuant to paragraph (d)(2), notwithstanding that any certificates for the shares of Series A Preferred Stock shall not have been surrendered for conversion, the shares of Series A Preferred evidenced thereby shall be deemed to be no longer outstanding, and all rights with respect thereto shall cease, except for the rights of the holder (i) to receive the shares of Common Stock to which such holder shall be entitled upon conversion thereof, (ii) to receive the amount of cash payable in respect of any fractional share of Common Stock to which such holder shall be entitled, and (iii) with respect to dividends declared but unpaid on the Series A Preferred prior to such conversion date.

                  (9) ADJUSTMENT OF CONVERSION PRICE. The Conversion Price of Series A Preferred Stock shall be subject to adjustment from time to time as follows:

                           (A) STOCK SPLIT. If the number of shares of Common
                  Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock, or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of Series A Preferred Stock shall be increased in proportion to such increase of outstanding shares.

                           (B) REVERSE STOCK SPLIT. If the number of shares of
                  Common Stock outstanding at any time after the date hereof is decreased by a combination (e.g., reverse stock-split) of the outstanding shares of Common Stock, then, on the effective date of such combination, the Conversion Price of the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                           I REORGANIZATION. In case, at any time after the date
                  hereof, of any capital reorganization, or any reclassification of the stock of this Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of this Corporation with or into another person (other than a consolidation or merger in which this Corporation is the continuing entity and which does not result in any change in the Common Stock), the shares of Series A Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition such holder had converted its shares of Series A Preferred Stock into Common Stock. The provisions of this paragraph shall similarly apply to successive reorganizations, reclassification, consolidations, mergers, sales or other dispositions.

                           (D) CERTIFICATE AS TO ADJUSTMENTS. Upon the
                  occurrence of each adjustment or readjustment of the Conversion Price for the Series A Preferred Stock, this Corporation at its expense shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing the facts upon which such adjustment or readjustment is based. This Corporation shall, upon written request of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) all such adjustments and readjustments and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series A Preferred Stock.

         (e) VOTING RIGHTS. The holder of each share of Series A Preferred Stock shall have all the voting rights of holders of shares of Common Stock. The holders of Common Stock and Preferred Stock shall vote together as a single class, except as otherwise required by law, the Articles, or the Bylaws. A holder of outstanding share(s) of Series A Preferred Stock will have the number of votes equal to, for each outstanding share of Series A Preferred Stock so held, the number of shares of Common Stock issuable upon conversion based upon the then existing Conversion Price, provided however that no fractional shares of stock may be voted, but instead all shares of Series A Preferred Stock for each holder shall be added and then rounded to the nearest whole share.

         (f) RESIDUAL RIGHTS. All rights accruing to the outstanding shares of the Corporation not otherwise expressly provided for shall be vested in the Common Stock.

         (g) NOTICES. Any notice to be given to any holder of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on this corporation's books.

         RESOLVED, FURTHER, that the President and the Secretary are each hereby authorized to execute, verify, and file a Certificate of Determination of Preferences in accordance with California law.

         The undersigned declares under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of his own knowledge, and that this certificate was executed on January 29, 2003 at Brea, California.



                           ----------------------------------
                           William B. Ting, President and Secretary

                                    EXHIBIT B

                PAYMENT OF PORTION OF PURCHASE PRICE BY PURCHASER


Date of Payment                                      Amount Paid

January 24, 2003                                              $50,000

February 13, 2003                                             $50,000



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